Exhibit

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STOCK EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION

STOCK EXCHANGE AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement ") dated as of August 10, 2004, by and among Zeolite Mining Corporation, a Nevada corporation whose principal office is located at Unit 16, 6211 Boundary Drive West, Surrey, B.C V3X 3G7, Canada ("ZMC"); the principal ZMC shareholders listed on Exhibit A (the "PRINCIPAL ZMC SHAREHOLDER"); each of the persons listed on Exhibit B who are directors and principal shareholders of GNCC (collectively referred to as "SELLER"); and GLOBAL NATIONAL COMMUNICATIONS CORPORATION, a corporation organized under the laws of the British Virgin Islands whose principal office is located at 2nd Floor, Hang Tian Wei Building, Road No.2, North Part of Gaoxin Park District, Shenzhen, 518057, People's Republic of China ("GNCC").

R E C I T A L S

A.   GNCC, through its wholly owned subsidiary Gunnuo (Shenzhen) Industrial Co. Ltd. ("Gunnuo"), a PRC company, is a manufacturer of telecommunications devices and digital television parts and accessories.

B.   SELLER owns the number of shares of common stock of GNCC set forth on Exhibit B.

C.   ZMC is a publicly quoted corporation with nominal assets and liabilities. On the Closing Date (as defined herein), ZMC will have authorized capital of 100,000,000 shares of common stock, $0.00001 par value per share.

D.   Prior to the Closing Date of the Agreement, ZMC will have (6,138,000) shares of Common Stock issued and outstanding.

E.   ZMC desires to acquire one hundred percent (100%) of the issued and outstanding common stock of GNCC, in consideration for which ZMC shall issue to GNCC's shareholders (9,800,000) shares of its Common Stock in a tax-free reorganization pursuant to Section 368(a)(1)(B) of the United States Internal Revenue Code, as amended ("Code").

F.   Simultaneously with the Closing, ZMC shall issue, for consideration of financial advisory services they have provided to ZMC and other good and valuable consideration, (i) 1,450,000 shares of its common stock to Yarek Bartosz, (ii) 1,300,000 shares of its commons stock to Jia Na De Financing Consulting Company, (iii) 1,000,000 shares of its common stock to Maple Leaf Enterprises, and (iv) 312,000 shares of its common stock to Wilfred Yu (collectively "Investor Shareholders").

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AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ACQUISITION OF GNCC SHARES BY ZMC

1.1   Acquisition of GNCC. In the manner and subject to the terms and conditions set forth herein, ZMC shall acquire from SELLER, one hundred percent (100%) of the issued and outstanding shares of GNCC (the "GNCC Shares").

1.2   Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

1.3   Consideration.

(a)   In connection with the acquisition of the GNCC Shares, (i) ZMC shall issue to SELLER 9,800,000 shares of ZMC and (ii) the PRINCIPAL ZMC SHAREHOLDER shall cancel 5,000,000 common shares of ZMC in consideration for a payment of $65,000 U.S. Item a(i) shall be referred to as the "ZMC Shares".

(b)   If the outstanding shares of ZMC Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.3(a), above, shall be appropriately adjusted to constitute 65.33% of all of the issued and outstanding shares of capital stock of ZMC as of the Closing Date.

(c)   No fractional shares of ZMC Common Stock shall be issued in connection with this Agreement, and no certificates or scrip for any such fractional shares shall be issued.

1.4   Effect of Stock Exchange. As of the Closing Date, all of the following shall occur:

(a)   The Articles of Incorporation of GNCC and ZMC, as in effect on the Effective Date, shall continue in effect without change or amendment.

(b)   The Bylaws of GNCC and ZMC, as in effect on the Closing Date, shall continue in effect without change or amendment.

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(c)   Upon the Closing Date, Wang Hanqing shall be appointed President of ZMC, and Wu Wenbin shall be appointed Chief Financial Officer and Peng Xiaoyan Secretary of ZMC, Wang Hanqing, Wu Wenbin, Peng Xiaoyan and Charles Shao shall be appointed to the Board of Directors of ZMC, in accordance with the notice provisions of Rule 14f-1 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, Alan Brandys and Douglas Hopper shall remain on the Board of Directors of ZMC but shall submit resignations which shall become effective 45 days after the Closing.

1.5   Disclosure Schedules. Simultaneously with the execution of this Agreement: (a) ZMC shall deliver a schedule relating to ZMC which, along with the reports of ZMC filed with the Securities and Exchange Commission, shall be referred to as the "ZMC Disclosure Schedule" , and (b) SELLER and GNCC shall deliver a schedule relating to SELLER and GNCC (the "GNCC Disclosure Schedule" and collectively with the ZMC Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement. ZMC'S Disclosure Schedule shall include, but is not limited to, all publicly filed documents of ZMC.

1.6   Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the GNCC Shares and ZMC Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

ZMC, SELLER and GNCC covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1   Access by SELLER and GNCC. ZMC shall afford to SELLER, GNCC, and their legal counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of ZMC, and shall furnish SELLER and GNCC, during such period, with all information concerning ZMC that SELLER or GNCC may reasonably request and (b) the properties of ZMC in order to conduct inspections at SELLER and GNCC's expense to determine that ZMC is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that ZMC's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by SELLER or GNCC shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. SELLER and GNCC shall grant identical access to ZMC and its agents.

2.2   Conduct of Business. During the period from the date hereof to the Closing Date,

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the business of ZMC and GNCC shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)   ZMC and GNCC, respectively, shall each use its reasonable efforts to (i) keep available the services of the present agents of ZMC and GNCC; (ii) complete or maintain all existing material arrangements; (iii) maintain the integrity of all confidential information of ZMC and GNCC; and (iv) comply in all material respects with all applicable laws; and (b) Except as contemplated by this Agreement, ZMC and GNCC shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3   Exclusivity to SELLER and GNCC. ZMC and its officers, directors, representatives and agents, from the date hereof, until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than SELLER and GNCC or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of ZMC, nor the shares of capital stock of ZMC from any person other than SELLER and GNCC, nor, except in connection with the normal operation of ZMC's respective business, or as required by law, or as authorized in writing by SELLER, disclose any confidential information concerning ZMC to any person other than SELLER, GNCC and SELLER and GNCC's representatives or agents. SELLER and GNCC shall from the date hereof, and until the Closing Date, owe the identical obligations of confidentiality and exclusivity to ZMC concerning the Exchange as stated in this Section.

2.4   Board and Shareholder Approval. The Board of Directors of ZMC has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange. Upon recommendation by

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the Board of Directors, the shareholders of ZMC have also approved this Agreement and terms of the Exchange. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ZMC, the valid and binding obligation of ZMC, enforceable in accordance with their respective terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ZMC

Except as set forth in the ZMC Disclosure Schedule (which incorporates all the reports of ZMC filed with the United States Securities and Exchange Commission) ZMC represents and warrants to SELLER and GNCC as follows and the PRINICPAL ZMC SHAREHOLDER, with respect to Section 3.25 only, represents and warrants to SELLER AND GNCC as follows, with the knowledge and understanding that SELLER and GNCC are relying materially upon such representations and warranties.

3.1   Organization and Standing. ZMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. ZMC has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of ZMC. The copies of the Articles of Incorporation and Bylaws of ZMC, as amended to date and made available to SELLER and GNCC, are true and complete copies of these documents as now in effect.

3.2   Capitalization.

(a)   The number of shares of capital stock which are issued and outstanding are set forth in Recital D. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the ZMC Disclosure Schedule and Recital D, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which ZMC is a party or by which it is bound, pursuant to which ZMC is or may be required to issue or deliver securities of any class. Other than as set forth in the ZMC Disclosure Schedule and Recital D, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of ZMC.

(b)   To ZMC'S knowledge, all outstanding shares of ZMC capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

(c)   ZMC has good and marketable title to all of the ZMC Shares, free and clear of all liens, claims and encumbrances of any third persons.

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(d)   The PRINCIPAL ZMC SHAREHOLDER has good and marketable title to all of their shares of ZMC intended to be cancelled at Closing, free and clear of all liens, claims and encumbrances of any third persons.

3.3   Subsidiaries. ZMC owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

3.4   Authority. ZMC's Board of Directors has determined that the Exchange is fair to and in the best interests of ZMC's stockholders. The execution, delivery and performance by ZMC of this Agreement (including the contemplated issuance of 9,800,000 of the ZMC Shares in accordance with this Agreement) has been duly authorized by all necessary action on the part of ZMC. ZMC has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ZMC in accordance herewith, the valid and binding obligations of ZMC, enforceable in accordance with their respective terms.

3.5   Assets. Except as set forth in the ZMC Disclosure Schedule, ZMC has no material assets. ZMC has good and marketable title to all of the assets and properties listed on Schedule 3.5 and as reflected on the balance sheet included in the ZMC Financial Statements (as hereinafter defined).

3.6   Contracts and Other Commitments. Except as set forth in the ZMC Disclosure Schedule, ZMC is not a party to any contracts or agreements.

3.7   Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting ZMC before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of ZMC. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against ZMC or asserted against ZMC that has not been paid.

3.8   Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add_ on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)   ZMC has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of ZMC. All such Returns were, when filed, and to the knowledge of ZMC are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. ZMC has paid or will pay in full or has adequately reserved

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against all Taxes otherwise assessed against it through the Closing Date.

(b)   ZMC is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of ZMC, no claim for assessment or collection of any Tax related to ZMC has been asserted against ZMC that has not been paid. There are no Tax liens upon the assets of ZMC. There is no valid basis, to ZMC 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to ZMC by any governmental authority.

3.9   Compliance with Laws and Regulations. ZMC has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of ZMC is conducted or to which ZMC is subject, including all requisite filings with the SEC. ZMC has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.10   Hazardous Materials. To the knowledge of ZMC, ZMC has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC ss ss 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC ss 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC ss 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC ss 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC ss ss 9601(14), 9602.

3.11   No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of ZMC, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which ZMC is a party or by which ZMC or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of ZMC under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12   Employees. ZMC has no employees that are represented by any labor union or collective bargaining unit. Nor does ZMC have any employment agreements or compensation plans which are in effect with anyone.

3.13   Financial Statements. Year end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of ZMC for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently

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applied. There are no assets of ZMC the value of which is materially overstated in said balance sheets.

3.14   Absence of Certain Changes or Events. Except as set forth in the ZMC Disclosure Schedule, since Mar 31, 2004 (the "Balance Sheet Dates"), there has not been:

(a)   any material adverse change in the financial condition, properties, assets, liabilities or business of ZMC;

(b)   any material damage, destruction or loss of any material properties of ZMC, whether or not covered by insurance;

(c)   any material adverse change in the manner in which the business of ZMC and has been conducted;

(d)   any material adverse change in the treatment and protection of trade secrets or other confidential information of ZMC; and

(e)   any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which ZMC has reason to believe, might be expected to result in, a material adverse change in the business or prospects of ZMC.

3.15   Government Licenses, Permits, Authorizations. ZMC has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of ZMC, threatened.

3.16   Employee Benefit Plans.

(a)   ZMC has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

(b)   ZMC has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

(c)   Except as set forth in the ZMC Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of ZMC, or result in any acceleration of the time of payment, provision or vesting of any such

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benefits.

3.17   Business Locations. Other than as set forth in the ZMC Disclosure Schedule, ZMC does not own or lease any real or personal property in any state or country.

3.18   Intellectual Property. ZMC owns no intellectual property of any kind. ZMC is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19   Governmental Approvals. Except as set forth in the ZMC Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by ZMC with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with ZMC's execution, delivery and performance of this Agreement. Except as set forth in the ZMC Disclosure Schedule, no consents of any other parties are required to be received by or on the part of ZMC to enable ZMC to enter into and carry out this Agreement.

3.20   Transactions with Affiliates. Except as set forth in the ZMC Disclosure Schedule, ZMC is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from ZMC; nor are there any transactions of a continuing nature between ZMC and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of ZMC for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.21   No Distributions. ZMC has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.22   Liabilities. ZMC has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the ZMC Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of ZMC, or (iii) Liabilities otherwise disclosed in this

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Agreement, including the exhibits hereto and ZMC Disclosure Schedule.

3.23   Accounts Receivable. ZMC has no accounts receivable.

3.24   Insurance. ZMC has no insurance policies in effect.

3.25   Principal ZMC Shareholder Representations and Warranties. THE PRINCIPAL ZMC SHAREHOLDER represents and warrants that he has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other Closing Documents to which he is a party and to perform his obligations under this Agreement and the other Closing Documents to which he is a party, and he has good and marketable title to all of the ZMC Shares listed in Exhibit A hereto, free and clear of all liens, claims and encumbrances of any third persons.

3.26   No Omissions or Untrue Statements. To the best of each party's knowledge no representation or warranty made by ZMC or the PRINCIPAL ZMC SHARHOLDER (with respect to Section 3.25 only) to SELLER and GNCC in this Agreement, the ZMC Disclosure Schedule or in any certificate of an ZMC officer required to be delivered to SELLER pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND GNCC

Except as set forth in the GNCC Disclosure Schedule, SELLER and GNCC jointly and severally represent and warrant to ZMC as follows as of the date hereof and as of the Closing Date:

4.1   Organization and Standing of GNCC. GNCC is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of GNCC. The copies of the Articles of Incorporation and Bylaws of GNCC, as amended to date, and made available to ZMC, are true and complete copies of those documents as now in effect.

4.2   Authority. The Board of Directors of GNCC has determined that the Exchange is advisable and in the best interests of the SELLER and GNCC. GNCC has approved and adopted this Agreement and the terms of the Exchange and has adopted a resolution recommending approval and adoption of this Agreement and the Exchange by GNCC's stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when

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executed and delivered by GNCC in accordance herewith, the valid and binding obligations of GNCC, enforceable in accordance with their respective terms.

4.3   No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Incorporation or the Bylaws of GNCC, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which GNCC is a party or by which GNCC or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of GNCC, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4   Properties. Except as set forth in the GNCC Disclosure Schedule, SELLER has good and marketable title to all of the GNCC Shares, free and clear of all liens, claims and encumbrances of third persons whatsoever, and GNCC has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the GNCC Financial Statements (as hereinafter defined), or thereafter acquired.

4.5   Capitalization of GNCC. The authorized capital stock of GNCC consists of 1,000,000,000 shares of Common Stock, $.1 par value per share, of which 10,000 shares are issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of GNCC or obligating GNCC to issue or sell shares of Common Stock. To GNCC'S knowledge, all outstanding shares of GNCC capital stock have been issued and granted in compliance with all applicable legal requirements.

4.6   Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLER or GNCC with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLERS OR GNCC's execution, delivery and performance of this Agreement. Except as set forth in the GNCC Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLER or GNCC to enable SELLER and GNCC to enter into and carry out this Agreement.

4.7   Adverse Developments. Since July 31, 2004 there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of GNCC, and no event has occurred other than in the ordinary and usual course of business or as set forth in the GNCC Financial Statements which could be reasonably expected to have a materially adverse effect upon GNCC.

4.8 Taxes. GNCC has duly filed all returns required to be filed. All such returns were, when filed, and to GNCC 's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. GNCC has paid in full all

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taxes through the Closing Date. GNCC is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of GNCC, no claim for assessment or collection of any tax has been asserted against GNCC that have not been paid. There are no tax liens upon the assets of GNCC. There is no valid basis, to GNCC 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to GNCC by any governmental authority.

4.9 Litigation. Except as set forth on the GNCC Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLER or GNCC before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLER or GNCC.

4.10   Compliance with Laws and Regulations. GNCC has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11   Governmental Licenses, Permits and Authorizations. GNCC has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12   Liabilities. GNCC has no material direct or indirect liabilities, as that term is defined in Section 3.22 ("GNCC Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) GNCC Liabilities fully and adequately reflected or reserved against on the GNCC Balance Sheet, (ii) GNCC Liabilities incurred in the ordinary course of the business of GNCC, and (iii) GNCC Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13   SELLER's Representations Regarding ZMC Shares.

(a)   SELLER acknowledges that ZMC has limited assets and business and that the ZMC Shares are speculative and involve a high degree of risk, including among many other risks that the ZMC Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended ("Act"), or pursuant to an exemption from the Act's registration requirements.

(b)   SELLER acknowledges and agrees that it has been furnished with copies of the periodic reports of ZMC filed with the United States Securities and Exchange Commission including those on Forms 10-KSB and 10-QSB for the past two years. SELLER has had an opportunity to ask questions of and receive answers from ZMC regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the ZMC Shares.

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(c)   SELLER is not a U.S. person (as defined in Regulation S promulgated under the Act ("Regulation S"), is acquiring the ZMC Shares for its own account, and not for the account of any other person other than the benefit of SELLER, and SELLER has no current intent to make any resale, pledge, hypothecation, distribution or public offering of the ZMC Shares except as permitted by applicable law, including the provisions of Regulation S.

(d)   SELLER, acting with the assistance of counsel and other professional advisers, possesses such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by ZMC, to evaluate the merits and risks of acquiring the ZMC Shares and to make an informed investment decision with respect thereto.

(e)   SELLER was not solicited by ZMC or anyone on ZMC's behalf to enter into any transaction whatsoever, by any form of general solicitation or general advertising, as those terms are defined in Regulation S.

(f)   SELLER: (i) is domiciled and has SELLER'S principal place of business and/or residence outside the United States; and (ii) certifies that SELLER is not a U.S. Person and is not acquiring the ZMC Shares for the account or benefit of any U.S. Person; and (iii) at the time of the Closing, SELLER or persons acting on SELLER'S behalf in connection therewith, will be located outside the United States.

4.14   Contracts and Other Commitments. Schedule 4.14 of the GNCC Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which GNCC is a party. GNCC has made or will make available to ZMC a copy of each such contract. All such contracts are valid and binding upon GNCC and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To GNCC'S knowledge, no stockholder of GNCC has received any payment from any contracting party in connection with or as an inducement for causing GNCC to enter into any such contract.

4.15   Absence of Certain Changes or Events. Except as set forth in the GNCC Disclosure Schedule, since April 30, 2004 (the "Balance Sheet Date"), there has not been:

(a)   any material adverse change in the financial condition, properties, assets, liabilities or business of GNCC;

(b)   any material damage, destruction or loss of any material properties of GNCC, whether or not covered by insurance;

(c)   any material adverse change in the manner in which the business of GNCC and has been conducted;

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(d)   any material adverse change in the treatment and protection of trade secrets or other confidential information of GNCC; and

(e)   any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which GNCC has reason to believe, might be expected to result in a material adverse change in the business or prospects of GNCC.

4.16   Financial Statements. The GNCC Disclosure Schedule contains an audited financial statements for the two years ending 2002 and 2003 and an unaudited stub period ending April 30, 2004 (collectively the "GNCC Financial Statements"). The GNCC Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of GNCC for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of GNCC the value of which is materially overstated in said balance sheets.

4.17   GNCC Intellectual Property. Schedule 4.17 of the GNCC Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of GNCC, together with a complete list of all licenses granted by or to GNCC with respect to any of the above. Except as otherwise set forth in Schedule 4.17 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by GNCC, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. GNCC is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. GNCC has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.18   Subsidiaries. Except as set forth in Schedule 4.18 of the GNCC Disclosure Schedule, GNCC owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

4.19   Hazardous Materials. To the knowledge of GNCC, GNCC has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.20   Employees. GNCC has no employees that are represented by any labor union or collective bargaining unit.

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4.21   Employee Benefit Plans. The GNCC Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22   Business Locations. Other than as set forth in the GNCC Disclosure Schedule, GNCC does not own or lease any real or personal property in any state or country.

4.23   Insurance. Except as set forth in Schedule 4.23 of the GNCC Disclosure Schedule, GNCC has no insurance policies in effect.

4.24   No Omission or Untrue Statement. To the best of each party's knowledge, no representation or warranty made by SELLER or GNCC to ZMC or the PRINCIPAL ZMC SHAREHOLDER in this Agreement, in the GNCC Disclosure Schedule or in any certificate of a GNCC officer required to be delivered to ZMC pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V

CLOSING

5.1   Closing. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the "Closing Date"); provided, however, that in no event shall the Closing occur later than September 30, 2004, unless otherwise agreed to by the parties. The Closing shall take place at the offices of Jun He Law Offices, LLC, 500 Fifth Avenue, Suite 1930, New York, NY 10110, USA or such other place as the parties may agree. At the Closing, ZMC, the PRINICPAL ZMC SHAREHOLDER, SELLER and GNCC shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2   ZMC's Closing Deliveries. At the Closing, in addition to documents referred elsewhere, ZMC and/or the PRINCIPAL ZMC SHAREHOLDER shall deliver, or cause to be delivered, to GNCC:

(a)   a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of ZMC, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that ZMC has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by ZMC on or prior to the Closing Date;

(b)   certificates representing the ZMC Shares issuable upon consummation of

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the Exchange;

(c)   Certified resolution of the Board of Directors and shareholders authorizing and approving the transactions set forth herein;

(d)   The ZMC Disclosure Schedule;

(e)   An escrow agreement to be entered into by and among the ZMC, the SELLER, and the Investor Shareholders (the "Escrow Agreement") which shall contain the following principal terms:

(i)   At the Closing and upon issuance of the shares of common stock of ZMC to the Investor Shareholders; the Investor Shareholders shall set aside, pro rata, 500,000 shares of common stock to be issued to the Investor Shareholders to be held in escrow (the "Escrowed Shares") by Jun He Law Offices, LLC (the "Escrowee");

(ii)   The Escrowed Shares shall be released to the Investor Shareholders if ZMC, through the effort of the Investor Shareholders, obtains a firm commitment of a Qualified Financing (defined below) 60 days after the Closing;

(iii)   Qualified Financing shall mean cash investment of at least $2 million in ZMC for ZMC's common stock (or convertible preferred stock) at a minimum of $1.00 per share;

(iv)   If ZMC does not receive commitment of a Qualified Financing within 60 days after the Closing, then ZMC shall transfer the Escrowed Shares pro rata to SELLER for the consideration of $1.00; and

(v)   In connection with the Escrowed Shares, the Investor Shareholders shall sign all share transfer documents including but without limitation blank stock power, etc. to be held in escrow along with the Escrowed Shares.

and

(f)   such other documents as SELLER, GNCC, or their counsel may reasonably require.

5.3   GNCC's Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, SELLER and/or GNCC shall deliver to ZMC:

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(a)   a certificate of GNCC, dated as of the Closing Date, executed by the President or Chief Executive Officer of GNCC to the effect that the representations and warranties of SELLER contained in this Agreement are true and correct in all material respects and that GNCC has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by GNCC on or prior to the Closing Date;

(b)   certificates representing GNCC Shares owned by SELLER, duly endorsed for transfer or accompanied by a properly executed stock power;

(c)   certified resolutions of the Board of Directors and shareholders of GNCC, authorizing and approving the transactions set forth herein;

(d)   the GNCC Disclosure Schedule;

(e)   the Escrow Agreement as described in Section 5.2(e) hereinabove; and

(f)   such other documents as ZMC or it's counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ZMC AND PRINCIPAL ZMC
SHAREHOLDER

The obligation of ZMC and the PRINCIPAL ZMC SHAREHOLDER to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1   Compliance by SELLER and GNCC. SELLER and GNCC shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by SELLER and GNCC prior to or on the Closing Date;

6.2   Accuracy of SELLER and GNCC's Representations. SELLER and GNCC's representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3   Documents. All documents and instruments required hereunder to be delivered by SELLER or GNCC to ZMC at the Closing shall be delivered in form and substance reasonably satisfactory to ZMC and its counsel.

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6.4   Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to ZMC's knowledge, be threatened.

6.5   Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to July 31, 2004 in the financial position, results of operations, assets, or liabilities of GNCC, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of GNCC.

6.6   Approval by Board of Directors and Shareholders. The Board of Directors and Shareholders of ZMC shall have approved this Agreement and the transactions contemplated hereby.

6.7   Satisfaction with Due Diligence. ZMC shall have been satisfied with its due diligence review of GNCC, its subsidiaries and their operations.

6.8   Regulatory Compliance. ZMC shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO SELLER AND GNCC'S OBLIGATIONS

SELLER and GNCC's obligation to consummate the Closing is subject to the following conditions:

7.1   Compliance by ZMC and the PRINICIPAL ZMC SHAREHOLDER. ZMC and the PRINCIPAL ZMC SHAREHOLDER shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2   Accuracy of Representations of ZMC and the PRINCIPAL ZMC SHAREHOLDER. The representations and warranties of ZMC and the PRINCIPAL ZMC SHAREHOLDER contained in this Agreement (including the exhibits hereto and the ZMC Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3   Continuation as Publicly Traded Company. ZMC shares shall continue to trade on the NASD OTC Bulletin Board System.

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7.4   Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to SELLER and GNCC's knowledge, be threatened.

7.5   Documents. All documents and instruments required hereunder to be delivered by ZMC and the PRINCIPAL ZMC SHAREHOLDER to SELLER and GNCC at the Closing shall be delivered in form and substance reasonably satisfactory to SELLER, GNCC and their counsel.

7.6   Balance Sheet. Except as set forth in Section 7.6 of the ZMC Disclosure Schedule, ZMC shall have no liabilities except as incurred in the ordinary course of business, as reflected on ZMC's most recent balance sheet, or as otherwise approved by SELLER.

7.7   Approval by Board of Directors and Shareholders. The Board of Directors and shareholders of GNCC shall have approved this Agreement and the transactions contemplated hereby.

7.8   Satisfaction with Due Diligence. GNCC shall have been satisfied with its due diligence review of ZMC and its subsidiary and satisfied itself that ZMC continues to trade its shares on the NASD OTC Bulletin Board System.

7.9   Regulatory Compliance. GNCC shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

7.10   Outstanding Shares. ZMC remains a publicly traded corporation and ZMC shall have 6,138,000 shares of ZMC common stock issued and outstanding prior to the Closing.

7.11   Escrow Agreement. GNCC shall have received the Escrow Agreement as described in Section 5.2 hereinabove.

ARTICLE VIII

TERMINATION

8.1   Termination Prior to Closing.

(a)   If the Closing has not occurred by September 30, 2004, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLER, GNCC, ZMC and the PRINCIPAL ZMC SHAREHOLDER;

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(b)   Prior to September 30, 2004, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then ZMC (in the case of a condition in Article VI) or SELLER (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either ZMC or SELLER may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2   Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX

ADDITIONAL COVENANTS

9.1   Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2   Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

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9.3   Name Change. As soon as practicable after the Closing, ZMC shall change its name to "Global National Communications Corporation" or other similar name approved by SELLER.

9.4   SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) an information statement prepared pursuant to the requirements of Rule 14f-1 under the Exchange Act shall be filed with the Commission; (b) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange; and, (c) any and all other filings necessary to comply with the Exchange Act.

9.5   Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, GNCC shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without limitation, without the prior written consent of ZMC:

(a)   Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

(b)   Agree to, or assume guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)   Make any material capital expenditures;

(d)   Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

(e)   Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

(f)   Make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

(g)   Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

(h)   Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired.

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ARTICLE X

SECURITIES

10.1   ZMC Shares Not Registered. SELLER has been advised that the ZMC Shares have not been and when issued, will not be registered under the Securities Act of 1933, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the ZMC Shares to SELLER pursuant hereto, ZMC is relying upon the "safe harbor provided by Regulation S for offers and sales of securities occurring outside the United States ("Regulation S") and/or on section 4(2) under the Act. Resales of the ZMC Shares may only be made pursuant to an effective registration statement or the availability of an exemption from registration. All certificates evidencing the ZMC Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED AND SOLD BY THE HOLDER HEREOF EXCEPT: (A) IF THE OFFER OR SALE IS WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")) AND THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO REGULATION S OR RULE 144 UNDER THE ACT.

10.2   Indemnification by ZMC. ZMC shall indemnify SELLER and GNCC in respect of, and hold SELLER and GNCC harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by SELLER and GNCC:

(a)   resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of ZMC contained in this Agreement; and

(b)   resulting from any liability of ZMC incurred or resulting from activities that took place prior to the Closing not disclosed on the ZMC Financial Statements.

10.3   Indemnification by SELLER and GNCC. SELLER and GNCC shall jointly and severally indemnify ZMC in respect of, and hold ZMC harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by ZMC:

(a)   resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of SELLER or GNCC contained in this Agreement;

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(b)   resulting from any employment, excess or property taxes owing or arising on account of or in connection with the operation of SELLER or GNCC prior to the Closing; and

(c)   resulting from any liability of SELLER or GNCC incurred or resulting from activities that took place prior to the Closing not disclosed on the GNCC Financial Statements.

ARTICLE XI

MISCELLANEOUS

11.1   Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

11.2   Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of ZMC, the PRINCIPAL ZMC SHAREHOLDER or SELLER or GNCC pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by SELLER, GNCC, ZMC and the PRINCIPAL ZMC SHAREHOLDER as the case may be, hereunder. All representations, warranties, and covenants made by ZMC, the PRINCIPAL ZMC SHAREHOLDER or SELLER or GNCC in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

11.3   Publicity. The PRINCIPAL ZMC SHAREHOLDER, SELLER, GNCC, and ZMC shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of ZMC prior approval by SELLER or GNCC would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

11.4   Non Disclosure. A disclosing party will not at any time after the date of this Agreement, without the recipient's consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i)

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at or prior to the time of disclosure by the disclosing party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 11.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

11.5   Succession and Assignments and Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

11.6   Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service or the PRC Postal Service, as the case may be, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

(a)   To SELLER:

2nd Floor, Hang Tian Wei Buiding
Road No.2, North Part of Gaoxin Park District
Shenzhen, 518057
People's Republic of China

Attn: Peng Xiaoyan

(b)   To GNCC:

2nd Floor, Hang Tian Wei Buiding
Road No.2, North Part of Gaoxin Park District
Shenzhen, 518057
People's Republic of China

Attn: Peng Xiaoyan

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With a copy to:

Jun He Law Offices, LLC
500 Fifth Avenue, Suite 1930
New York, NY 10110
Telephone: (212) 703-8702
Facsimile: (212) 703-8720

Attn: Xiaolin Zhou, Esq.

(c)   To ZMC:

6211 Boundary Drive West
Unit 16
Surrey, B.C.
V3X 3G7
Canada

Attn: Alan Brandys

(d)   To PRINCIPAL ZMC SHAREHOLDER:

See Exhibit A

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service or the PRC Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

11.7   Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of the any state or federal court sitting in the state of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he/she/it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

11.8   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the

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same Agreement.

11.9   No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

11.10   Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

11.11   Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

11.12   Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

11.13   Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

11.14   Consultants. Each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ZMC:	ZEOLITE MINING CORORATION, a Nevada
Corporation

	By.	/s/ Alan Brandys
	Its:	President and Director

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(Execution Pages of Principal ZMC Shareholders)

PRINCIPAL ZMC SHAREHOLDER:
/s/ Alan Brandys
Alan Brandys

/s/ Douglas H. Hopper
Douglas H. Hopper

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(Execution page of GNCC and SELLER)

GNCC:	GLOBAL NATIONAL COMMUNICATIONS CORPORATION, a corporation organized under the laws of the British Virgin Islands

/s/ Wang, Hanqing
By: Wang, Hanqing
Its: President

SELLER:	/s/ Wang, Hanqing	/s/ Peng, Xiaoyan
	Wang, Hanqing	Peng, Xiaoyan

	/s/ Wu, Wenbin	/s/ Ni, Ding
	Wu, Wenbin	Ni, Ding

	/s/ Di, Yong	/s/ Song, Xiaojia
	Di, Yong	Song, Xiaojia

	/s/ Lian, Hongtao	/s/ Peng, Shaodong
	Lian, Hongtao	Peng, Shaodong

	/s/ Wu, Yuejin	/s/ Bai Mei
	Wu, Yuejin	Bai Mei

	/s/ Cao, Yong	/s/ Zou, Jiarui
	Cao, Yong	Zou, Jiarui

	/s/ Cai, Lizhi	/s/ Zhang, Li
	Cai, Lizhi	Zhang, Li

	/s/ Wang, Lizong	/s/ Peng, Jihu
	Wang, Lizong	Peng, Jihu

Execution Copy

EXHIBIT A	PRINCIPAL ZMC SHAREHOLDER
EXHIBIT B	SHAREHOLDER-DIRECTORS OF GNCC
EXHIBIT C	ZMC SHARES

Execution Copy

EXHIBIT A

PRINCIPAL ZMC SHAREHOLDERS

Alan Brandys
6211 Boundary Drive West
Unit 16
Surrey, B.C.
V3X 3G7
Canada

Shares held: 2,500,000

Douglas Hopper
203-828 West Hasting Street
Vancouver, B.C
V6C 1C8
Canada

Shares Held: 2,500,000

Execution Copy

EXHIBIT B

SELLERS

NAME	No. of Shares	Percentage Ownership

Wang, Hanqing	5,100	51%
Peng, Xiaoyan	2,300	23%
Wu, Wenbin	1,000	10%
Ni, Ding	200	2%
Di, Yong	200	2%
Song, Xiaojia	200	2%
Lian, Hongtao	150	1.5%
Peng, Shaodong	150	1.5%
Wu, Yuejin	100	1%
Bai, Mei	100	1%
Cao, Yong	100	1%
Zou, Jiarui	100	1%
Cai, Lizhi	100	1%
Zhang, Li	100	1%
Wang, Lizong	50	0.5%
Peng, Jihu	50	0.5%
Total:	10,000	100%

Execution Copy

EXHIBIT C

ZMC SHARES

Name	GNCC Shares	Percent of Class	ZMC Shares	Percent of Class

Wang, Hanqing	5,100	51%	4,998,000	33.32%
Peng, Xiaoyan	2,300	23%	2,254,000	15.03%
Wu, Wenbin	1,000	10%	980,000	6.53%
Ni, Ding	200	2%	196,000	1.31%
Di, Yong	200	2%	196,000	1.31%
Song, Xiaojia	200	2%	196,000	1.31%
Lian, Hongtao	150	1.50%	147,000	0.98%
Peng, Shaodong	150	1.50%	147,000	0.98%
Wu, Yuejin	100	1%	98,000	0.65%
Bai, Mei	100	1%	98,000	0.65%
Cao, Yong	100	1%	98,000	0.65%
Zou, Jiarui	100	1%	98,000	0.65%
Cai, Lizhi	100	1%	98,000	0.65%
Zhang, Li	100	1%	98,000	0.65%
Wang, Lizong	50	0.50%	49,000	0.33%
Peng, Jihu	50	0.50%	49,000	0.33%

TOTALS	10,000	100.00%	9,800,000	65.33%

Execution Copy

ZMC Disclosure Schedule

Section 3.2   Capitalization

There are only 6,138,000 shares issued and outstanding.

Section 3.5   Assets

Company presently has approx $62,000 U.S in bank account.

Section 3.6   Contracts and other commitments

None

Section 3.12   Employees

ZMC has no employees

Section 3.14   Absence of Certain Changes or Events

None

Section 3.16 Employee Benefits Plans

None

Section 3.17   Business locations

Unit 16, 6211 Boundary Drive West, Surrey, B.C V3X 3G7

Section 3.19   Governmental Approvals

None

Section 3.20   Transactions with Affiliates

None

Section 3.22   Liabilities

None

Section 3.26   No Omissions or Untrue Statements

None

Execution Copy

GNCC Disclosure Schedule

Section 4.4   List of Properties

100% ownership interests in Guonuo (Shenzhen) Industrial Co., Ltd.

Section 4.6   Governmental Approval; Consents

None

Section 4.9   Litigation

None

Section 4.14   Contracts and Other Commitments

None

Section 4.15   Absence of Certain Changes or Events

None

Section 4.16   Financial Statements

Audited Financial Statements for Years 2002-2003

Unaudited Financial Statement as of April 30, 2004

Section 4.17   Intellectual Property

None

Section 4.17   Subsidiaries

Guonuo (Shenzhen) Industrial Co., Ltd. 100% owned.

Section 4.21   Employee Benefit Plans

None

Section 4.22   Business Locations

Execution Copy

2nd Floor, Hang Tian Wei Building, Road No.2, North Part of Gaoxin Park District, Shenzhen, People's Republic of China

Section 4.23   Insurance Policies

None